UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2018,

Kaskad Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-212891	32-0468701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Franklin, Unit 1312, 4 Pritchard Street, Newtown, Johannesburg, Gauteng 2001, South Africa
(Address of Principal Executive Offices)

_____

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c4.1) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into A Material Definitive Agreement

Kaskad, Inc. (the "Company") has issued a convertible promissory note in the principal amount of $10,000 to its principal shareholder, officer and director, Peter Pesic, effective February 28, 2019. The note bears interest at 12% per annum and is due and payable September 2, 2019. The note is convertible, as the holder’s option, at a conversion price of $0.002 per share, or 5,300,000 shares, six months after the effective date or following a registration of the conversion shares.

The above descriptions of the note is qualified in its entirety by reference to the form of such note attached as Exhibit 4.1 to this Current Report on Form 8-K/A.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No. Description

4.1	Form of Convertible Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kasad Corp.

Date: February 6, 2019	By:	/s/ Peter N.Pesic
Name: Peter N. Pesic
Title: CEO, CRO, Secretary